UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2019

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 805-1599
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATRO	NASDAQ Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events.
On October 4, 2019, Astronics Corporation (the “Company”), acquired the primary operating subsidiaries of Diagnosys Test Systems Limited (“Diagnosys”), pursuant to the terms of an Agreement for the Sale and Purchase of the Diagnosys Business, dated October 4, 2019, by and among the Company, Diagnosys and the key shareholders of Diagnosys named therein (the “Agreement”). Under the terms of the Agreement, the Company has acquired 100% of the equity of the three primary operating subsidiaries of Diagnosys, which are Diagnosys Holdings, Inc., Diagnosys Ferndown Limited and Diagnosys Electronics (I) Private Limited for $7.0 million in cash. The terms of the acquisition allow for a potential earn-out of up to an additional $13 million over the next three years.

On October 4, 2019, the Company issued a press release announcing entry into the Agreement. A copy of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation
Dated:	October 4, 2019	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of Astronics Corporation dated October 4, 2019